UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, Suite 1200, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ENT

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on July 22, 2020, Global Eagle Entertainment Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.

On August 31, 2020, the Bankruptcy Court entered the Final Order (I) Establishing Notice and Hearing Procedures For Trading of Global Eagle Entertainment Inc. Equity Securities and (II) Granting Related Relief [Dockets No. 316] (the “Order”), establishing notice and hearing procedures for trading in equity securities in the Company (the “Procedures”), except as to Nantahala Capital Management, LLC (as described more fully in the Order). As required by the Order, a copy of the notice of the Order (the “Notice of Final Order”) is attached hereto as Exhibit 99.1 and incorporated by reference herein. The following summary of the Procedures is qualified in its entirety by reference to the Notice of Final Order. As a result of the Order:

(1)

Any purchase, sale, or other transfer of the Company’s equity securities in violation of the Procedures will be null and void ab initio as an act in violation of the automatic stay under sections 362 and 105(a) of the Bankruptcy Code.

(2)

Any person or entity (as defined in Treasury Regulations Section 1.382-3(a)(l)) who currently is or becomes a Substantial Shareholder (as defined in Paragraph (6) below) must file with the Bankruptcy Court, and serve on: (a) counsel to the Company, (i) Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (Attn: George A. Davis (george.davis@lw.com)) and 355 South Grand Avenue, Suite 100, Los Angeles, California 90071 (Attn: Ted A. Dillman (ted.dillman@lw.com), Helena G. Tseregounis (helena.tseregounis@lw.com), and Nicholas J. Messana (nicholas.messana@lw.com)) and (ii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor (mnestor@ycst.com), Kara Hammond Coyle (kcoyle@ycst.com), and Betsy L. Feldman (bfeldman@ycst.com)); (b) counsel to the Ad Hoc First Lien Group, (i) Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 (Attn: Scott J. Greenberg (sgreenberg@gibsondunn.com) and Michael J. Cohen (mcohen@gibsondunn.com)) and (ii) Pachulski, Stang, Ziehl & Jones LLP, 919 North Market Street # 1700, Wilmington, Delaware 19801 (Attn: Laura Davis Jones (ljones@pszjlaw.com)); and (c) proposed counsel to the official committee of unsecured creditors, (i) Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036 (Attn: Philip C. Dublin (pdublin@akingump.com) and Jason P. Rubin (jrubin@akingump.com)) and (ii) Ashby & Geddes, P.A., 500 Delaware Avenue, 8th Floor, Wilmington, DE 19801 (Attn: William P. Bowden (wbowden@ashbygeddes.com) and Michael D. DeBaecke (mdebaecke@ashbygeddes.com)) (collectively, the “Notice Parties”), a notice of such status, in the form of Exhibit 1 to the Order, on or before the later of (x) 20 calendar days after the date of the Notice of Final Order and (y) 10 calendar days after becoming a Substantial Shareholder.

(3)

At least 14 calendar days before effectuating any transfer of equity securities (including Options to acquire such securities, as defined in Paragraph (6) below) that would result in an increase in the amount of Stock (as defined in Paragraph (6) below) beneficially owned by a Substantial Shareholder or would result in a person or entity becoming a Substantial Shareholder, such Substantial Shareholder (or person or entity that may become a Substantial Shareholder) must file with the Bankruptcy Court, and serve on the Notice Parties, advance written notice, in the form of Exhibit 2 attached to the Order, of the intended transfer of equity securities.

(4)

At least 14 calendar days before effectuating any transfer of equity securities (including Options to acquire such securities) that would result in a decrease in the amount of Stock beneficially owned by a Substantial Shareholder or would result in a person or entity ceasing to be a Substantial Shareholder, such Substantial Shareholder must file with the Bankruptcy Court, and serve on the Notice Parties, advance written notice, in the form of Exhibit 3 attached to the Order, of the intended transfer of equity securities (the notices required to be filed and served under Paragraph (3) and this Paragraph (4), each a “Notice of Proposed Transfer”).

(5)

The Company will have seven calendar days after receipt of a Notice of Proposed Transfer to file with the Bankruptcy Court and serve on such Substantial Shareholder (or person or entity that may become a Substantial Shareholder) an objection to any proposed transfer of equity securities described in the Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Company’s ability to utilize its tax attributes. If the Company files an objection, such transaction will not be effective unless approved by a final and non-appealable order of the Bankruptcy Court. If the Company does not object within such seven-day period, such transaction may proceed solely as set forth in the Notice of Proposed Transfer. Further transactions within the scope of this Paragraph (e) must be the subject of additional notices as set forth herein, with an additional seven-day waiting period.

(6)

For purposes of the Procedures, (i) a “Substantial Shareholder” is any person or entity (as defined in Treasury Regulations Section 1.382-3(a)) which beneficially owns at least 4.5% of all issued and outstanding shares (equal to, as of the Petition Date, approximately 168,921 shares) of the common stock of the Company (the “Stock”), and (ii) “ownership” (or any variation thereof of the Stock and Options to acquire the Stock) will be determined in accordance with applicable rules under Section 382 of title 26 of the United States Code, the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and rulings issued by the United States Internal Revenue Service, and thus, to the extent provided therein, from time to time will include, without limitation, (x) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries); (y) ownership by the holder’s family members and persons acting in concert with the holder to make a coordinated acquisition of stock; and (z) ownership of an Option to acquire the Stock, but only to the extent such Option is treated as exercised under Treasury Regulations Section 1.382-4(d). An “Option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

The foregoing description of the Order is a summary and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Order. A copy of the Order may be obtained by following the instructions in the Notice of Final Order.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Final Order (I) Establishing Notice and Hearing Procedures For Trading of Global Eagle Entertainment Inc. Equity Securities and (II) Granting Related Relief, dated as of August 31, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

Dated: September 2, 2020